CERTIFICATE OF INCORPORATION
                                       OF
                      Wheeling Construction Products, Inc.
                                    * * * * *

                  1.       The name of the corporation is

                    Wheeling Construction Products, Inc.

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust
Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue in One Hundred (100) and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to One Dollar ($1.00).

                  5A. The name and mailing address of each incorporator is as follows:

NAME                                   MAILING ADDRESS
----                                   ---------------

M. A. Brzoska                          Corporation Trust Center
                                       1209 Orange Street
                                       Wilmington, Delaware 19801

K. A. Widdoes                          Corporation Trust Center
                                       1209 Orange Street
                                       Wilmington, Delaware 19801

L. J. Vitalo                           Corporation Trust Center
                                       1209 Orange Street
                                       Wilmington, Delaware 19801


                  5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:


NAME                                   MAILING ADDRESS
----                                   ---------------

James L. Wareham                       1134 Market St.
                                       Wheeling, WV 26003

James W. Raymond                       1134 Market St.
                                       Wheeling, WV 26003

Frederick G. Chbosky                   1134 Market St.
                                       Wheeling, WV 26003

Francis P. Massco                      1134 Market St.
                                       Wheeling, WV 26003

                  6. The corporation is to have perpetual existence.

                  7. In  furtherance   and  not  in  limitation  of  the  powers
conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this

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
Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of January, 1993.



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